                                                                     EXHIBIT 1.1

                                GTE CORPORATION

                               PURCHASE AGREEMENT

     GTE Corporation, a New York corporation ("GTE"), proposes to issue and sell
$   ,000,000 aggregate principal amount of its _________________ (the "New
Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, GTE agrees to sell, and the purchaser or purchasers named in Schedule A attached hereto (the "Purchasers") severally agree to purchase, the New Securities at ________% of their principal amount, plus accrued interest, if any, from __________, ____ to the date of payment for the New Securities and delivery thereof. Interest on the New Securities will be payable on ____________ and ____________, commencing ____________, ____. The New Securities will be reoffered to the public at ______% of their principal amount.

     All the provisions contained in GTE's Standard Purchase Agreement Provisions (November 1999 Edition) (the "Standard Purchase Agreement Provisions") annexed hereto shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein.

REDEMPTION PROVISIONS:

     [The New Securities will not be redeemable prior to maturity.]

                                       OR

     [The New Securities will not be redeemable prior to __________, ____. Thereafter, the New Securities will be redeemable on not less than 30 nor more than 60 days notice given as provided in the Indenture, as a whole or in part, at the option of GTE, at the redemption price set forth below. The "initial regular redemption price" will be the initial public offering price as defined below plus the rate of interest on the New Securities. The redemption price during the twelve month period beginning ______________ and during the twelve month periods beginning on each ____________ thereafter through the twelve month period ended ____________ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/____ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve month periods which shall have elapsed between __________ and the date fixed for redemption; and thereafter the redemption prices during the twelve month periods beginning __________, shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01% or if there is no nearest 0.01%, then to the next higher 0.01%.

        For the purpose of determining the redemption prices of the New Securities, the initial public offering price of the New Securities shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the New Securities are to be initially offered for sale to the public; if there is not a public offering of the New Securities, the initial public offering price of the New Securities shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to GTE by the Purchasers.]

                                       OR


        [The New Securities may be redeemed on not less than 30 nor more than 60 days notice given as provided in the Indenture, as a whole or from time to time in part, at the option of GTE, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ___ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

        "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the New Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Securities.

        "Independent Investment Banker" means ___________________________ or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Indenture Trustee.

        "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

        "Reference Treasury Dealer" means (i) ___________________________,
_________________________ and ___________________________, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), GTE shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by GTE.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.]


SINKING FUND PROVISIONS:

     (If Applicable)

CLOSING:

     The Purchasers agree to pay for the New Securities, at the option of GTE, by certified or official bank check or checks or by wire transfer, in each case in same day funds upon delivery of such New Securities at 10:00 A.M. (New York City time) on (the "Closing Date") or at such other time, not later than the seventh full business day thereafter as shall be agreed upon by GTE and the Purchasers or the firm or firms designated as the representative of the Purchasers (the "Representative"). GTE shall advise the Representative not later than the business day immediately preceding the Closing Date of its decision whether to accept payment for the new Securities by certified bank check or by wire transfer and, if GTE chooses to accept payment by wire transfer, GTE shall provide the Representative on such date immediately preceding the Closing Date with the appropriate wire transfer instruction. The closing will be held at the offices of _______________ on the Closing Date.

DENOMINATION OF NEW SECURITIES:

     [The New Securities shall be in the form of temporary or definitive fully-registered New Securities in denominations of One Thousand Dollars ($1,000) or any integral multiple thereof, registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. GTE agrees to make the New Securities available to the Purchasers or the Representative for inspection at the office of The Bank of New York, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Securities on the Closing Date.]

                                       OR

     [The New Securities shall be in the form of temporary or definitive fully-registered New Securities denominated in such foreign currency or composite currency as shall be specified in the title thereof, and registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. GTE agrees to make the New Securities available to the Purchasers or the Representative for inspection at the office of The Bank of New York, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Securities on the Closing Date.]

                                       OR

     [The New Securities shall be in the form of one or more Global Securities which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the New Securities and shall be registered in the name of (name of depository) or its nominee. GTE agrees to make the New Securities available to the Purchasers or the Representative for inspection at the office of (name and address of depository), at least twenty-four hours prior to the time fixed for the delivery of the New Securities on the Closing Date.]

RESALE:

     [The Purchasers represent that they intend to resell the New Securities, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable.]

                                       OR

     [The Purchasers represent that they do not intend to resell the New Securities, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will not be applicable.]

     In witness whereof, the parties have executed this Purchase Agreement this ____ day of __________, ____.

                                    (Name of Purchasers or
                                    Representative)


                                    By:
                                       ----------------------------------------
                                      Title:


                                    GTE CORPORATION


                                    By:
                                       ----------------------------------------
                                      Title:

                                   SCHEDULE A

     The names of the Purchasers and the principal amount of New Securities which each respectively offers to purchase are as follows:


                                                         Principal Amount
Name                                                     of New Securities
----                                                 -----------------------


                                                     -----------------------
               Total                                   $            ,000,000
                                                     =======================

                                GTE CORPORATION




                     STANDARD PURCHASE AGREEMENT PROVISIONS
                            (November 1999 Edition)

     GTE Corporation, a New York corporation ("GTE"), may enter into one or more purchase agreements providing for the sale of designated securities to the purchaser or purchasers named therein (the "Purchasers"). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as "this Agreement." Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

                           I.  SALE OF THE SECURITIES

     GTE proposes to issue one or more series of securities (the "Securities") pursuant to the provisions of an Indenture dated as of December 1, 1996 between GTE and The Bank of New York, as Trustee, as amended and supplemented (the "Indenture"). In a supplemental indenture to the Indenture, a resolution of the Board of Directors of GTE or an officers' certificate pursuant to a supplemental indenture or board resolution specifically authorizing each new series of Securities, GTE will designate the title of each series, aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

     GTE has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), registration statement No. 333-______ relating to $1,375,000,000 aggregate initial offering price of GTE's securities registered thereunder (the amount remaining unsold thereunder from time to time, the "Securities"), including a prospectus which relates to the Securities, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to a particular series of Securities (such particular series being hereinafter referred to as the "New Securities") pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The term "Registration Statement" means the registration statement referred to herein as amended to the date of the Purchase Agreement. The term "Basic Prospectus" means the prospectus relating to the Securities included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the New Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). As used herein, the terms "Registration Statement", "Basic Prospectus", and "Prospectus" shall include in each case the material, if any, incorporated by reference therein.

                  II.  PURCHASER'S REPRESENTATIONS AND RESALE

     Each Purchaser represents and warrants that information furnished in writing to GTE expressly for use with respect to the New Securities will not contain any untrue statement of a material fact and will not omit any material fact in connection with such information necessary to make such information not misleading.

     If the Purchasers advise GTE in the Purchase Agreement that they intend to resell the New Securities, GTE will assist the Purchasers as hereinafter provided. The terms of any such resale will be furnished to GTE in writing and will be set forth in the Prospectus. The provisions of Paragraphs D and E of
Article VI and Articles VIII, IX and X of this Agreement apply only to Purchasers that have advised GTE of their intention to resell the New Securities ("Reselling Purchasers"). All other provisions apply to any Purchaser including a Reselling Purchaser.

                                 III.  CLOSING

     Concurrent with the delivery of the New Securities to the Purchasers or to the Representative for the account of each Purchaser, payment of the full purchase price of the New Securities shall be made by the Purchasers or the Representative, at the option of GTE, by certified or official bank check or checks in same day funds, payable to GTE or its order, at The Bank of New York,
Attention: Corporate Trust Department, or by wire transfer in same day funds to The Bank of New York for the account of GTE. Upon receipt of such check or wire transfer by The Bank of New York, such check or wire transfer shall be deemed to be delivered at the closing.


                   IV.  CONDITIONS TO PURCHASERS' OBLIGATIONS

     The respective obligations of the Purchasers hereunder are subject to the following conditions:

     (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Registration Statement, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of GTE; and the Purchasers or the Representative shall have received on the Closing Date the customary form of compliance certificate dated the Closing Date and signed by the Chairman, a Vice Chairman, the President or a Vice President of GTE, including the foregoing. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

     (B) The Purchasers or the Representative shall have received on the Closing Date an opinion of William P. Barr, Executive Vice President - Government & Regulatory Advocacy, General Counsel of GTE, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

     (C) The Purchasers or the Representative shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

     (D) The Purchasers or the Representative shall have received on the Closing Date a letter from Arthur Andersen LLP, independent public accountants for GTE, dated as of the Closing Date, to the effect set forth in Exhibit C hereto.

     (E) The Purchasers or the Representative shall have received on the Closing Date a letter from PricewaterhouseCoopers LLP, independent public accountants for Bell Atlantic Corporation, dated as of the Closing Date, to the effect set forth in Exhibit D hereto.

                      V.  CONDITIONS TO GTE'S OBLIGATIONS

     The obligations of GTE hereunder are subject to the following conditions:

     (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

     (B) GTE shall have received on the Closing Date the full purchase price of the New Securities purchased hereunder.

                             VI.  COVENANTS OF GTE

     In further consideration of the agreements contained herein of the Purchasers, GTE covenants to the several Purchasers as follows:

     (A) To furnish to the Purchasers a copy of the Registration Statement including materials, if any, incorporated by reference therein and, during the period mentioned in (C) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by GTE with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference therein.

     (B) Before amending or supplementing the Registration Statement or the Prospectus with respect to the New Securities, to furnish to any Purchaser or the Representative, and to counsel for the Purchasers a copy of each such proposed amendment or supplement.

     The covenants in Paragraphs (C) and (D) apply only to Reselling Purchasers:

     (C) If in the period after the first date of resale of the New Securities during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representative by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

     (D) To use its best efforts to qualify the New Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that GTE, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Securities; and provided, further, that GTE shall not be required to continue the qualification of the New Securities beyond one year from the date of the sale of the New Securities.

                  VII.  REPRESENTATIONS AND WARRANTIES OF GTE

     GTE represents and warrants to the several Purchasers that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on the effective date of the Registration Statement, the date the Prospectus is filed pursuant to Rule 424(b) and at all times subsequent to and including the Closing Date, the Registration Statement and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (iv) on the effective date of the Registration Statement, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date of the Prospectus, or any amendment or supplement thereto, is filed pursuant to Rule 424(b) and on the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to GTE by any Purchaser or the Representative by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture,
(v) there are no legal or government proceedings required to be described in the Prospectus which are not described as required, (vi) the consummation of any transaction herein contemplated will not result in a breach of any of the terms of any agreement or instrument to which GTE is a party, or any statute or any order, rule or regulation of any court or governmental agency or body by which GTE is bound and (vii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                             VIII.  INDEMNIFICATION

     GTE agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus or the Prospectus (if used within the period set forth in Paragraph (C) of Article VI hereof, and as amended or supplemented if GTE shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to GTE by any Reselling Purchaser or the Representative on behalf of any Reselling Purchaser in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture. The foregoing agreement, insofar as it relates to the Prospectus, shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of any New Securities by said Reselling Purchaser to any person if a copy of the Prospectus (as supplemented or amended, if prior to distribution of the Prospectus to the Reselling Purchaser GTE shall have made any supplements or amendments which have been furnished to said Reselling Purchaser) shall not have been sent or given by or on behalf of such Purchaser to such person at or prior to the written confirmation of the sale of the New Securities to such person and such statement or omission is cured in the Prospectus.

     Each Reselling Purchaser agrees to indemnify and hold harmless GTE, its directors, its officers who sign the Registration Statement and any person controlling GTE to the same extent as the foregoing indemnity from GTE to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished in writing by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by GTE on the one hand and the Reselling Purchasers on the other from the offering of the New Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of GTE on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by GTE on the one hand and the Reselling Purchasers on the other in connection with the offering of the New Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Securities received by GTE bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by GTE to the Reselling Purchasers in respect of the New Securities, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the New Securities and the price paid for the New Securities pursuant to the Purchase Agreement. The relative fault of GTE on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by GTE or by the Reselling Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                 IX.  SURVIVAL

     The indemnity and contribution agreements contained in Article VIII and the representations and warranties of GTE contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the New Securities.

                    X.  TERMINATION BY RESELLING PURCHASERS

     At any time prior to the Closing Date, this Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to GTE, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of which is such as to make it impracticable or inadvisable to proceed with the delivery of the New Securities on the terms and in the manner contemplated by the Prospectus.

                         XI.  TERMINATION BY PURCHASERS

     If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of GTE to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) GTE shall be unable to perform its obligations under this Agreement, GTE will reimburse the Purchasers for all out-of- pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the New Securities. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

                        XII.  SUBSTITUTION OF PURCHASERS

     If for any reason any Purchaser shall not purchase the New Securities it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to GTE for the purchase of such New Securities hereunder. If they fail to do so, the amounts of New Securities that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Securities which they have respectively agreed to purchase bears to the total amount of New Securities which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased New Securities, provided that such aggregate increases shall not exceed 10% of the total amount of the New Securities set forth in Schedule A to the Purchase Agreement. If any unpurchased New Securities still remain, GTE shall have the right either to elect to consummate the sale except as to any such unpurchased New Securities so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such New Securities. In any such cases, either the Purchasers or the Representative or GTE shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If GTE shall not elect to so consummate the sale and any unpurchased New Securities remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or GTE for the purchase or sale of any New Securities under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to GTE for damages occasioned by such default.

                              XIII.  MISCELLANEOUS

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

                                                                       Exhibit A

                                William P. Barr
                          Executive Vice President -
                       Government & Regulatory Advocacy,
                                General Counsel

                                GTE Corporation
                               1850 M Street, NW
                                  Suite 1200
                            Washington, D.C. 20036

                               __________, 199_

and the other several Purchasers
listed in the Purchase Agreement
dated ________, 199_ among such
Purchasers and GTE Corporation

                              RE:  GTE CORPORATION

                                 $_____________

Dear Sirs:

     I have been requested by GTE Corporation, a New York corporation (the "Corporation"), as its Executive Vice President - Government & Regulatory Advocacy, General Counsel to furnish you with my opinion pursuant to a Purchase Agreement dated ______, 199_ (the "Agreement") between you and the Corporation, relating to the purchase and sale of $___,000,000 aggregate principal amount of its ___________ (the "New Securities").

     In this connection I, or attorneys under my direction, have examined among other things:

     (a) The Certificate of Incorporation of the Corporation, as amended, and the by-laws, each as presently in effect;

     (b) A copy of the Indenture dated as of December 1, 1996, as supplemented and amended (the "Indenture"), between the Corporation and The Bank of New York, as Trustee (the "Trustee"), and the resolutions of the Board of Directors of the Corporation under which the New Securities are being issued;

     (c) [The Supplemental Indenture, dated as of _______, 199_ (the "Supplemental Indenture") between the Corporation and the Trustee] [The resolutions of the Board of Directors adopted ________, 199_ (the "Board Resolution")] [The certificate, dated ________, 199_, of an authorized officer of the Corporation pursuant to authorization from the Board of Directors of the Corporation (the "Officer's Certificate")] specifically authorizing the New Securities, including the issuance and sale of the New Securities;

     (d) The form of the New Securities set forth in the [Supplemental Indenture] [Board Resolution] [Officer's Certificate];

     (e) The records of the corporate proceedings of the Corporation relating to the authorization, execution and delivery of the Indenture and the [Supplemental Indenture] [Board Resolution] [Officer's Certificate];

     (f) The records of the corporate proceedings of the Corporation relating to the authorization, execution and delivery of the Agreement;

     (g) The record of all proceedings taken by the Corporation relating to the registration of the New Securities under the Securities Act of 1933, as amended (the "Act"), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), particularly Registration Statement No. 333- __________, including the form of prospectus contained therein (unless the context shall otherwise require, such Registration Statement, as amended, is hereinafter called the "Registration Statement" and the prospectus dated _________, together with the prospectus supplement dated __________ relating to the New Securities in the form filed under Rule 424(b) of the Act, is hereinafter called the "Prospectus"); and

     (h) The Registration Statement, the Prospectus and all documents filed by the Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in the Prospectus (the "Incorporated Documents").

     On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

     1. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, is a duly licensed and qualified foreign corporation in good standing under the laws of the State of Texas, and has adequate corporate power to carry on the business in which it is now engaged.

     2. All legal proceedings necessary to the authorization, issue and sale of the New Securities to you have been taken by the Corporation.

     3. The Agreement has been duly and validly authorized, executed and delivered by the Corporation.

     4. The Indenture has been duly authorized by the Corporation and has been duly executed and delivered by or on behalf of the Corporation. The Indenture, as supplemented, constitutes a legal, valid and binding agreement of the Corporation enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and the availability of equitable remedies. The Indenture has been duly qualified under the TIA.

     5. The New Securities conform as to legal matters with the statements concerning them in the Registration Statement and Prospectus and have been duly authorized and executed by the Corporation and (assuming due authentication and delivery thereof by the Trustee) have been duly issued under the Indenture, as supplemented, and (subject to the qualifications set forth in paragraph 4 above) constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture, as supplemented.

     6. Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Securities.

     7. The Registration Statement became effective on _________ , and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement and the Prospectus comply as to form in all material respects with the relevant provisions of the Act and of the Exchange Act as to documents incorporated by reference into said Registration Statement and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements or other financial data contained therein. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the New Securities in the manner specified therein. I have no reason to believe that the Registration Statement or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus and the Incorporated documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no opinion as to the financial statements or other financial data contained therein.

     Without my prior written consent, this opinion may not be relied upon by any person or entity other than the addressee, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy LLP may rely upon this opinion as if this opinion were separately addressed to them.

                                    Very truly yours,


                                    WILLIAM P. BARR


cc:  Milbank, Tweed, Hadley & McCloy LLP

                                                                       Exhibit B

                      MILBANK, TWEED, HADLEY & McCLOY LLP
                            1 Chase Manhattan Plaza
                           New York, New York  10005

                                __________, 199_


                                GTE CORPORATION

                                  $__________


and the other several Purchasers
listed in the Purchase Agreement
dated ________, 199_ among such
Purchasers and GTE Corporation

Dear Sirs:

     We have been designated by GTE Corporation (the "Corporation") as counsel for the purchasers of $___,000,000 aggregate principal amount of its _________ (the "New Securities"). Pursuant to such designation and the terms of a Purchase Agreement dated ________, 199_, relating to the New Securities (the "Purchase Agreement"), entered into by you with the Corporation, we have acted as your counsel in connection with your several purchases this day from the Corporation of the New Securities, which are issued under an Indenture dated as of December 1, 1996 between the Corporation and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented (collectively, the "Indenture").

     We have reviewed originals, or copies certified to our satisfaction, of such corporate records of the Corporation, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Corporation, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Corporation and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned.

     In addition, we attended the closing held today at the offices of ___________ at which the Corporation caused the New Securities to be delivered to your representatives at The Depository Trust Company, 55 Water Street, New York, New York, for your several accounts against payment therefor.

     On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

     1. The Corporation is a validly existing corporation, in good standing, under the laws of the State of New York.

     2. The Purchase Agreement has been duly authorized, executed and delivered by the Corporation.

     3. The Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors' rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

     4. The New Securities have been duly authorized and conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement and Prospectus hereinafter mentioned. The New Securities, assuming due execution thereof by the Corporation and due authentication and delivery by the Trustee, have been duly issued for value by the Corporation and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Securities.

     5. Except as may be required by Securities or blue sky laws of certain jurisdictions, no authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Securities.

     6. On the basis of information received by the Corporation from the Securities and Exchange Commission (the "Commission"), Registration Statement No. 333-__________ with respect to the Securities (the "Registration Statement"), filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), became effective under the Act on __________, 1999, and the Prospectus dated ________, 199_ as supplemented by the Prospectus Supplement dated _________, 199_ (collectively, the "Prospectus") became lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Securities in the manner therein specified, subject to compliance with the provisions of securities or blue sky laws of certain jurisdictions in connection with the offer for sale or sale of the New Securities in such jurisdictions. To the best of our knowledge, the Registration Statement remains in effect at this date.

     7. The Registration Statement, as of its effective date, and the Prospectus, as of the date hereof, together with the documents incorporated by reference (the "Incorporated Documents") (except any financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or such Incorporated Documents, as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the New Securities, to the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable and the applicable, rules and regulations of the Commission thereunder.

     The Registration Statement was filed on Form S-3 under the Act and, accordingly, the Prospectus does not necessarily contain a current description of the Corporation's business and affairs since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in conferences with counsel for, and representatives of, the Corporation in connection with the preparation of the Registration Statement and Prospectus and we have reviewed the Incorporated Documents. In connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Prospectus or the Incorporated Documents, except as otherwise specifically stated herein. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement, the Prospectus or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement contained any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion as to any document filed by the Corporation under the Exchange Act, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statement or the Prospectus and considered as a whole, nor do we express any opinion as to the financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement, the Prospectus or the Incorporated Documents.

     We are members of the New York bar only and, except as set forth in the next paragraph, express no opinion as to matters governed by any laws other than the laws of New York and the Federal laws of the United States of America, and the extent that the foregoing opinions involve the laws of the State of Texas, in reliance upon the opinion of even date herewith of William P. Barr, Esq., Executive Vice President - Government & Regulatory Advocacy, General Counsel of the Corporation, furnished pursuant to the Purchase Agreement, the laws of the State of Texas.

     The opinions contained herein are rendered to you and are solely for your benefit and the benefit of the Purchasers represented by you in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,


                              MILBANK, TWEED, HADLEY & McCLOY LLP

                                                                       Exhibit C

                         LETTER OF ARTHUR ANDERSEN LLP

     The letter of independent public accountants for GTE to be delivered pursuant to Article IV, paragraph (D) of the document entitled Standard Purchase Agreement Provisions (November 1999 Edition) shall be to the effect that:

     At the closing, the Purchaser(s) shall have received such number of copies as are necessary to provide one for each Purchaser of a letter addressed to GTE and the Purchaser(s), dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date, (the "Cutoff Date") from Arthur Andersen LLP confirming that they are independent public accountants with respect to GTE within the meaning of the Act and the applicable rules and regulations of the Commission thereunder and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, and the related rules and regulations adopted by the SEC, (2) that although they have not audited any financial statements of GTE as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed balance sheet as of the latest available interim date, and the unaudited condensed statements of income and cash flows for the latest available interim period subsequent to that prior-year audit which are included in GTE's quarterly report on Form 10-Q for the latest available interim period subsequent to that prior-year audit, incorporated by reference in the Registration Statement or on the financial position, results of operations or cash flows of any date or any period subsequent to that prior-year audit, and (3) they have read the minutes for the interim period through the Cutoff Date and performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, and on the latest available unaudited interim financial statements prepared by GTE, inquired of certain officials of GTE responsible for financial and accounting matters, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Registration Statement (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations adopted by the SEC or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement; or (b) (i) as of the date of the latest available unaudited interim financial data of GTE and the latest available unaudited condensed summary of consolidated results of operations prepared by GTE, there have been any changes in the capital stock, or any increases in the short-term indebtedness or long-term debt of GTE or any decreases in net assets, in each case as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement, or any decreases, as compared with the corresponding period of the prior year, in consolidated revenues and sales, net income from continuing operations, or net income from continuing operations applicable to common stock and per share of common stock, or (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, net operating income, net income or GTE's ratio of earnings to fixed charges, in each case as compared with the comparable period of the preceding year, (iii) as of the Cutoff Date, there have been any changes in the capital stock or any increase in the debt of GTE, or any decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, and (iv) for the period from the date of the latest available unaudited interim financial statements referred to in clause
 (b)(i) above to the Cutoff Date, there were any decreases in operating revenues, net operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of GTE or occasioned by sinking fund payments made on the debt securities of GTE, or by the issuance of common stock of GTE in connection with any employee benefit plan or dividend reinvestment plan of GTE or for the conversion of convertible preferred stock; and they have compared the amounts in the Historical GTE columns of the December 31, 1998 pro forma combined condensed balance sheet and the pro forma combined condensed statements of income for each of the three years in the period ended December 31, 1998, which are included in the Joint Proxy Statement and Prospectus of GTE and Bell Atlantic Corporation that is incorporated by reference in this Registration Statement, to the GTE's December 31, 1998 Consolidated Balance Sheet and the GTE's Consolidated Statements of Income for each of the three years in the period ended December 31, 1998, included in the GTE's December 31, 1998 Annual Report on Form 10-K, to the extent such amounts are included in or can be derived from such statements, and found them (as adjusted for roundings, where applicable) to be in agreement.

                                                                       Exhibit D

                     LETTER OF PRICEWATERHOUSECOOPERS LLP

The letter of independent certified public accountants for Bell Atlantic Corporation and its subsidiaries ("Bell Atlantic") to be delivered pursuant to
Article IV, paragraph (E) of the document entitled Standard Purchase Agreement Provisions (November 1999 Edition) shall be to the effect that:

At the closing, the Purchaser(s) shall have received such number of copies as are necessary to provide one for each Purchaser of a letter addressed to Bell Atlantic and the Purchaser(s), dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date (the "Cutoff Date") from PricewaterhouseCoopers LLP confirming that they are independent certified public accountants with respect to Bell Atlantic within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Commission and stating in effect: (1) that in their opinion, the consolidated financial statements and financial statement schedule of Bell Atlantic audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC, (2) that although they have not audited any financial statements of Bell Atlantic as of any date or for any period subsequent to December 31, 1998, they have conducted an audit for the year ended December 31, 1998, the purpose (and therefore the scope) of such audit was to enable them to express their opinion on the consolidated financial statements as of December 31, 1998 and for the year then ended, but not on the condensed consolidated financial statements for any interim period within such year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date and the unaudited condensed consolidated statements of income, cash flows and changes in shareowners' investment for the periods included in Bell Atlantic's most recent quarterly report on Form 10-Q or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 1998; (3) they have read the minutes of the 1999 meetings of the Board of Directors and Audit Committee of Bell Atlantic as set forth in the minute books through the Cutoff Date and performed the procedures described in SAS No. 71, Interim Financial Information on the latest available unaudited interim financial statements incorporated by reference in the Registration Statement, and inquired of certain officials of Bell Atlantic responsible for financial and accounting matters, and on the basis of such procedures nothing has come to their attention which caused them to believe that
(a) any unaudited interim condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations adopted by the SEC or (b) any material modifications should be made to such unaudited interim condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles; (4) read the items identified by the Purchasers included or incorporated by reference in the Registration Statement and recomputed or compared amounts and found them to be in agreement; and (5) read the unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of income as of and for the periods incorporated by reference in the Registration Statement, inquired of certain officials of Bell Atlantic who have responsibility for financial and accounting matters about (i) the basis for the determination of the pro forma adjustments, and (ii) whether the unaudited pro forma combined condensed financial statements referred to in above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, and proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined condensed financial statements, and on the basis of such procedures nothing has come to their attention which caused them to believe that such unaudited pro forma combined condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.


                                      D-2